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                                                                 Exhibit 10-E(2)
                                                                 ---------------

         RESOLVED, that the following language be added to the end of Section 14 of the Dana Corporation 1997 Stock Option Plan ("Plan"), effective February 10, 1997:

         "Notwithstanding anything in this Section 14 or elsewhere in the Plan to the contrary, that unless first approved by the holders of a majority of the total number of shares of Stock of the Corporation represented and voting at a shareholders meeting at which a quorum is present, the Committee shall not have the right to reprice (or cancel and regrant) an outstanding stock option at a lower exercise price."

         RESOLVED, that the officers and employees of the Corporation are hereby authorized and directed to take any other steps, including the preparation and execution of the amendment referred to in the preceding Resolution, and to execute and deliver any other documents and to take any other actions that they deem necessary or advisable to carry out the purposes of the foregoing Resolution.